UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2016 (July 8, 2015)

SS&C Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34675	71-0987913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Lamberton Road

Windsor, CT 06095

(Address and zip code of principal executive offices)

(860) 298-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Amendment No. 2 to Form 8-K amends our Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on July 8, 2015 (the “Original Report”), as amended on Form 8-K/A, filed with the SEC on September 17, 2015 (“the Amended Report”). We filed the Original Report to announce that we had acquired Advent Software, Inc. pursuant to the Agreement and Plan of Merger dated as of February 2, 2015. We filed the Amended Report to provide the financial statements and pro forma disclosure required by Item 9.01, which were excluded from the Original Report in reliance on paragraph (a)(4) of Item 9.01 of Form 8-K.

We are filing the attached unaudited pro forma combined condensed financial information of SS&C Technologies Holdings, Inc. and its subsidiaries for the year ended December 31, 2015 and the related notes to update the dates and periods presented for the financial information included therein. Other than with respect to the dates and periods presented, the Original Report and Amended Report remain unmodified.

Item 9.01.	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this item is included as Exhibit 99.3 to the Amended Report and as Exhibit 99.1 to this Current Report on Form 8-K/A. Each are incorporated herein by reference.

(d) Exhibits

99.1 Unaudited pro forma combined condensed financial information of SS&C Technologies Holdings, Inc. and its subsidiaries for the year ended December 31, 2015 and the related notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, SS&C Technologies Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2016

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma combined condensed financial information of SS&C Technologies Holdings, Inc. and its subsidiaries for the year ended December 31, 2015 and the related notes.